BYLAWS OF
SONASOFT, CORP.
A CALIFORNIA CORPORATION

ARTICLE I.
OFFICES

[Corp. Code § 1502 (a)]

Section 1.01.
The corporation shall have its principal executive office in San Jose, California, and may have offices at such other places within or without this State as the Board of Directors may from time to time designate.

ARTICLE II.
DIRECTORS

Responsibility of Board

[Corp. Code § 300 (a)]

Section 2.01.
Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the shareholders, as that term is defined in California Corporations Code Section 153, or by the outstanding shares, as the term is defined in California Corporations Code Section 152 or by less than a majority vote of a class or series of preferred shares, as that term is defined in California Corporations Code Section 402.5, the business and affairs of the corporation shall be managed and all corporate powers shall be exerc.sed by or under the direction of the Board of Directors.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate p:Iwers shall be exercised under the ultimate direction of the Board.

Number of Directors
[Corp. Code § 212 (a)]

Section 2.02.
The number of directors of this corporation shall be three.

Election and Term of Office
[Corp. Code § 301]

Section 2.03.
Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting.

Removal of Directors
[Corp. Code §§ 302-304]

Section 2.04.
Any individual director or the entire Board of Directors may be removed from office in the manner provided by law.

Filling Vacancies

Section 2.05.

a)
By Board (Corp. Code § 305(a)]
Except as otherwise provided in the Articles of Incorporation of the corporation or in these Bylaws, and except for a vacancy created by the removal. of a director, vacancies on the Board may be filled by approval of the Board of Directors pursuant to Section 151 of the

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

Corporations Code, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written • consent of the directors then in office; (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice of waivers of notice complying with Section 307 of the Corporations Code; or (3) a sole-remaining director.

b)
By Shareholders [Corp. Codes § 305(a-c), 603:d)]
Unless the Articles of Incorporation of the corporation should be amended, or a Bylaw should be adopted by the shareholders to provide that vacancies occurring in the Board by reason of the removal of directors may be filled by the Board, any such vacancies may be filled o:ily by approval of the shareholders as that term is defined in California Corporations Code Section 153. Any vacancy authorized to be but not filled by the directors may be filled by the shareholders and any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote; provided, however, that no director shall be elected by written consent to fill a vacancy created by removal of any director except by the unanimous written consent of all shares entitled to vote for the election of directors.

Call of Meetings
[Corp. Code §§ 212(b)(2), 307(a)(1)]

Section 2.06.
Meetings of the Board may be called by the Chairman of the Board, if any, or the President, or any Vice President,the Secretary, or any two directors of the corporation.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

Place of Meetings
[Corp. Code §§ 212(b)(2), 307 (a) (5)]

Section 2.07.
All meetings of the Board shall be held at the corporation's principal executive office.

Time of Regular Meetings
[Corp. Code §§ 212(b)(2), 307(a) (2)]

Section 2.08.
Regular meetings of the Board shall be held without call or notice, immediately following each annual meeting of the shareholders of this corporation.

Notice Or Waiver

Section 2.09.

(a)Notice of Special Meetings        (Corp. Code § 013,212(b)(2), 307 (a) (2) ]
Notice of any special meeting of the Board shall be given to each director by first-class mail, postage prepaid, a: least four days in advance of the meetings or delivered in person or by telephone or telegraph at least 48 hours in advance of the meeting.

(b) Waiver of Notice  (Corp. Code 55 212(b)(2), 307(a)(3))
Notice need not be given to any director who signs, before or after the meeting, either a waiver of notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting, or who attends the meeting without protesting the lack of notice prior to or at the commencement of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes the meeting to which they pertain.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

Quorum
[Corp. Code § 307(a)(7)]

Section 2.10.
A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business except as hereinafter provided.

Transactions of Board
[Corp. Code § 307)a)(8)]

Section 2.11.
Except as otherwise provided in the Articles in :he Bylaws, or by law, every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present is the act of the Board, provided, however, that any meeting at which a quorum was initially present lay continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such a meeting.

Adjournment
[Corp. Code § 307(a)(4)]

Section 2.12.
A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more :hen twenty-four (24) hours, notice of the adjournment to another time or place must be given prior to the time of the adjourned meeting to the directors who were not present at the time of try adjournment.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

Conduct of Meetings
[Corp. Code §   212 (b) (2) , 307 (a) (6 ]

Section 2.13.
The Chairman of the Board, or if there is no slidofficer the
President, or, in his absence, any director selected by the directors present, shall preside at meetings of the Board of Directors. The Secretary of the corporation or, in the Secretary's absence, any person appointed by the presiding officer shall act as Secretary of the Board. Board members may participate in any such meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes personal presence at the meeting.

Compensation
[Corp. Code § 212(b)(2)1

Section 2.14.
Directors shall receive such compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board.

Indemnification
[Corp. Code § 3171]

Section 2.15.
The corporation has power to indemnify any person who is or was a director, officer, employee, or of its predecessor, or is or corporation, partnership, joint other agent of tlis corporation was serving as fIch of another venture, trust, Dr other enterprise, at the request of this corporation  against expenses, judgments, fines, settlement, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, as provided in Section 317 of the California Corporations Code.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

ARTICLE III
SHAREHOLDERS' MEETINGS

Place of Meetings
[Corp. Code §§ 212(b)(2), 600(a)]

Section 3.01.
Meetings of the Shareholders shall be held at the corporation's principal executive office.

Time of Meeting
[Corp. Code §§ 212(b)(2), (4), 600(b)]

Section 3.02.
The annual meeting of shareholders shall be held on the third Tuesday of January at 9:00 A.M. If this day fall! on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

Persons Entitled to Call Special Meetings
[Corp. Code §§ 212(b)(2), 600(d)]

Section 3.03.
Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, if any there be, the President of the corporation, or the holders of shares entitled to cast not less than ten (10) percent of the votes of the meeting.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

Notice of Meeting
[Corp. Code §§ 212(3)(2), 601]

Section 3.04.
Notice of annual and special meetings of the shareholders shall be given as provided in Section 601 of the Corporations Code as that section now exists or may hereafter from time to time be amended to provide.

Waiver of Notice and Other Defects
[Corp. Code § 601(e)]

Section 3.05.
The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as trough had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitledvote not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals must be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person if he or she fails to object at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened, but such attendance does not constitute a waiver of the right to object to the consideration of matters required by law or these Bylaws to be included in the notice but not so included if the objection is expressly made at the meeting.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

Quorum
[Corp. Code §§ 112, 602]

Section 3.06.
A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum, provided any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. I- the absence of a quorum, any meeting may be adjourned from time to time by a majority vote of the shares represented in person or by proxy.

Election by Ballot
[Corp. Code § 708 (e)]

Section 3.07.
Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

Voting
[Corp. Code § 701 (d)]

Section 3.08.
Except as otherwise provided in the Articles of incorporation or by agreement or by the General Corporation Law, shareholders at the close of business on the record date are entitled to notice and to vote, notwithstanding the transfer of any shares on the books of the corporation after the record date.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

ARTICLE IV.
OFFICERS

Titles, Appointment, Terms, and Compensation
[Corp. Code §§ 212(b)(6), 312 (a)]

Section 4.01.
This corporation shall have both a Chairman of the Board and a President, a Secretary, and a Chief Financial Officer who may also be called Treasurer. The Board of Directors may from time to time designate and appoint any other officers that may be necessary to enable the corporation to sign instruments and share certificates including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. These other officers shall hold office for the period, have the authority, and perform the duties that the Board may, by resolution, from time to time determine. One per!.on may hold any two or more offices. In its discretion, the Board of Directors may leave unfilled, for any period it may fix, any offices except those of President, Secretary, and Chief Financial Officer. All officers shall be chosen by, and, subject to any rights an officer may have under an employment contract with the corporation, hold office at the pleasure of, the Board. The Board shall fix each officer's compensation.

Chairman of the Board
[Corp. Code §§ 212(b)(6), 312(a)]

Section 4.02.
The Chairman of the Board, if there is such an officer, shall, if present, preside at all meetings of the Board and perform any other powers and duties that may from time to tine be assigned by the Board or prescribed by law or by these Bylaws.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

President/Chief Executive Officer
[Corp. Code §§ 212)b)(6), 312(a)]

Section 4.03.
Subject to any supervisory powers that may be given by the Board of Directors to the Chairman of the Board, if there is such an officer, the President shall be the chief executive officer of the corporation and shall perform all the duties commonly incident to that office. The President shall preside at all meetings of the shareholders and, if there is no Chairman of the Board, at all meetings of the Board.

Vice President
[Corp. Code §§ 212(b)(6), 312(a)]

Section 4.04.
The Vice President, or the Vice Presidents in the order of seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant, and shall perform any other duties and have any other powers that the Board or the President shall from time to time designate.

Secretary
[Corp. Code §§ 212(b)(6), 312 (a)]

Section 4.05.
The Secretary shall ensure that all notices are duly given in accordance with the provisions of these Bylaws c: as required by law; shall keep the minutes of all proceedings of shareholders and of the Board; and shall perform any other duties that are incident to the office of Secretary or that are assigned from time to time by the Board or by the President.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

Chief Financial Officer
[Corp. Code §§ 212(b)(6), 312(a), 1500]

Section 4.06.
The Chief Financial Officer shall receive and have custody of all funds and securities of the corporation; keep and maintain adequate and correct books and records of account and of the corporation's assets and liabilities; and shall perform any other duties that may be assigned from time to time by the Board or by the President.

ARTICLE V.
EXECUTION OF INSTRUMENTS

[Corp. Code § 313]

Section 5.01.
The Board of Directors may, in its discretion, determine the method and by resolution designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except as otherwise provided by law, and that execution or signature shall be binding on the corporation.

ARTICLE VI.
ISSUANCE AND TRANSFER OF SHARES

Shareholder's Right to Certificate
[Corp. Code §§ 407, 409(d), 416(a)]

Section 6.01.
Every holder of shares in the corporation shall be entitled to a certificate certifying the number of shares and the class or series of shares owned by him or her. This right extends to fractional shares and partly paid shares if those shares are issues by the corporation.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

Share Certificates
[Corp. Code §§ 409(d), 416(a), 417, 418(a ,(c),(d)]

Section 6.02.
The certificates shall be in the form provided bthe Board of Directors and shall fully comply with the provisions of the California Corporations Code. The certificates shall be signed by the Chairman or Vice Chairman of the Board, if any,or the President or Vice President, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or Any Assistant Secretary of the corporation, and the seal of the corporation shall be affixed to the certificates.

Exchange of Certificates
[Corp. Code § 422(a)]

Section 6.03.
If the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board may order any holders of outstanding certificates to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board.

Replacement of Certificates
[Corp. Code §§ 419(a), 422(b); Com. Code 8405)]

Section 6.04.
No new certificate shall be issued until the former certificate for the shares represented has been surrendered and canceled. However, if the certificate is lost, stolen, or destroyed, the corporation must, if so requested by the shareholder, issue a new certificate, provided it has received no notice ':hat the certificate has been acquired by a bona fide purchaser, but it may require the giving of a bond, undertaking, other adequate

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

security sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of the certificate or the issuance of the new certificate.

Transfer of Shares

Section 6.05.
Shares of the corporation may be transferred by endorsement by the signature of the owner, the owner's authorized agent, attorney, or legal representative, and the delivery of the certificate; but a transfer is not valid, except as to the parties thereto, until it is so entered on the books of the corporation so as to show the names of the parties by and to whom transferred, the number of the certificate, and the number or designation of the shares and the date of the transfer, and until the old certificate is surrendered to the corporation and canceled.

Duty of Corporation to Register Transfer
[Com. Code § 8401(1)]

Section 6.06.
The corporation is under a duty to register the .transfer when the certificate, properly indorsed, is presented to Lt with a request to register transfer; reasonable assurance is given that the endorsements are genuine and effective; the corporation has no duty to inquire into adverse claims or it has discharged any such duty; and any applicable law relating to the collection of taxes has been complied with.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

Liability for Partly Paid Shares
[Corp. Code § 411,412]

Section 6.07.
The transferor and transferee of partly paid shares, if any are issued, shall be liable to the corporation for the unpaid balance of those shares as provided by law.

Alternative System in Lieu of Certificates
[Corp. Code § 416(b)]

Section 6.08.
Notwithstanding the foregoing provisions of this Article VI, the corporation may adopt a system of issuance, recordation, and transfer of it shares by electronic or other means not involving any issuance of certificates, if the system has been approved by the United States Securities and Exchange Commission, if it is authorized in any statute of the United States, or if it is in accordance with Division 8 of the California Commercial Code.

ARTICLE VII.
CORPORATE RECORDS AND REPORTS

Keeping Records
[Corp. Code § 1500]

Section 7.01.
The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors, and Beard committees, and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving names and addresses of all shareholders aid the lumber and class of shares held by each. The minutes must be kept in written form. The other books and records shall be kept in written form or in any other form capable of being converted into written form.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

Inspection by Shareholders and Directors
[Corp. Code §§ 1600(a),(d), 1601,1602]

Section 7.02.
Any shareholder [or holder of a voting trust certificate] shall have the right on written demand to inspect and copy the record of shareholders, the accounting books and recorded, and the minutes as provided by law. Each director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation.

Waiver of Annual Report
[Corp. Code § 1501(a)]

Section 7.03.
So long as this corporation has less than one hundred (100) holders of record of its shares, determined as provided in Corporations Code Section 605, no annual report shall be sent to shareholders or be required.

ARTICLE VIII.
AMENDMENTS OF BYLAWS

By Shareholders and Directors
[Corp. Code §§ 207(b), 211, 212]

Section 8.01.
These Bylaws may, from time to time and at any time, be amended or repealed, and new or additional bylaw adopted, by approval of the outstanding shares, as that term is definedCalifornia Corporations Code Section 152, or, subject to any restrictions imposed by the Articles of Incorporation on the power of the Board of Directors to adopt, amend, or repeal Bylaws, by approval of the Board, provided, however, that such Bylaws may not contain any provision in conflict with law or with the Articles of this corporation, and, provided further, that: (1) after shares are

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

issued a Bylaw changing the number of directors c.c from a fixed to a variable Board can be adopted only by approval of the outstanding shares; and (2) any such Bylaw reducing the number of directors below five (5) cannot be adopted if they votes cast against its adoption at a shareholders' meeting, Dr the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds (16 2/:) percent of the outstanding shares entitled to vote.

CERTIFICATE OF SECRETARY
[Corp. Code  § 314]

I certify that!

1.           I am the Sonasoft, Corp.

2.           The attached Bylaws are the Bylaws of the corporation approved by the Board of Directors on January 2, 2003, by their unanimous written consent.

Dated:  January 2, 2003

/s/  W. Patrick Kelley, Sr.
W. Patrick Kelley, Sr., Secretary

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

CERTIFICATE OF
FIRST AMENDMENT TO
BYLAWS OF
SONASOFT, CORP
A CALIFORNIA CORPORATION

This first amendment to the Bylaws of Sonasoft, Corp., a California Corporation was adopted by the Board of Directors of Sonasoft on September 26, 2003.

The Original Section 2.02 is deleted in its entirety. The following is substituted in its place:

Number of Directors
[Corp. Code § 212(a) ]

Section 2.02
The number of directors of this corporation shall be four.

All the remaining provisions of the Bylaws remain in full force and effect.

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366

CERTIFICATE OF SECRETARY
[Corp. Code § 314]

I certify that:

1.	I am the Secretary of Sonasoft, Corp.

2.	The above amendment to the Bylaws of the Corporation was approved by the Board of Directors on September 26, 2003, by unanimous vote at a specially called meeting.

Dated: September 29, 2003

/s/ W. Patrick Kelly
W. Patrick Kelly,  Sr., Secretary

W. Patrick. Kelley. Sr., Attorney ¨ 66 Linoberg Street, Sonora CA ¨ (650) 327-4366